Exhibit 10.4

1.	PARTIES. This Lease Agreement (the “Agreement”) made this 2nd January 2024 is between:

Tenant:	Top Win International Trading Limited (the “Tenant”)
Landlord:	New Harvest Investment Holdings Limited (the “Landlord”)

2.	PROPERTY. The Tenant will lease half of the following property from the Landlord:

Address: 33/F., Sunshine Plaza, 353 Lockhart Road, Wan Chai, Hong Kong.

Type: Commercial Building

3.	LEASE TERM. The Agreement will start and end on the dates entered below without any termination nor extension option:

Start Date: 1st January 2024          End Date: 31st December 2024

4.	RENT. The Tenant agrees to pay HK$50,000.00 (the “Rent”) to the Landlord on a monthly basis.

5.	SECURITY DEPOSIT. The Tenant will not be required to pay a security deposit.

6.	BUILIDING MANAGEMENT FEE, GOVERNMENT RATES AND RENT. The Landlord will pay the building management fee and the Government rates and rent.

7.	ELECTRICITY FEE. The Tenant will pay the electricity fee.

8.	ACKNOWLEDGEMENT. By signing below, the Tenant hereby acknowledges that they have read, understood, and agreed to all parts of this document.